Form 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)          April 6, 1999
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              ARMORED STORAGE INCOME INVESTORS LIMITED PARTNERSHIP
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               (Exact Name of Registrant as Specified in Charter)


           ARIZONA                     2-95034LA                 86-0503193
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(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)


             4425 N. 24TH STREET, SUITE 225, PHOENIX, ARIZONA 85016
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                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code          602-230-1655
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Item  2.  Pursuant  to the  authority  granted  under  the  limited  partnership agreement of the Registrant, the General Partner, on behalf of the Registrant, opened an escrow on April 6, 1999 with Everest Storage II, a California limited liability company to sell substantially all its assets, consisting of three mini-storage facilities, to Everest Storage II for a total sales price of $7,113,402. The General Partner has evaluated the offer and, after reviewing comparable sales and capitalization rates in the real estate market today, believes it to be in the best interest of the Registrant to proceed with the transaction. The terms of the contract, which became effective April 6, 1999, provide for no assumption of liabilities by the buyer, except for customary prorations of property taxes and prepaid rents.

The contract is contingent on the buyer's evaluation of the properties. Everest Storage II has sixty days from the date the Registrant provides it with the required documentation to complete its due diligence. The buyer may extend the due diligence period by an additional thirty days. Everest Storage II is an affiliate of Everest Investors 8, LLC, which owns 1.26% of the Registrant.

The terms of the contract provide that Everest Storage II will enter into a management contract with the current property manager, Armored Management, LLC, the general partner of the general partner of the Registrant, for a period of one year after the closing. It is anticipated that the terms of the management agreement will be substantially the same as the existing agreement in place with the Registrant. A six percent commission will be paid should the sale be consummated, split between the buyers broker, Everest Financial Inc. and the seller's broker, Dale D. Ulrich, a member of Armored Management, LLC. Should the sale occur, the Registrant has agreed to a limited non-competition covenant with Everest Storage II.

Should the transaction be consummated, the General Partner would begin to wind up the affairs of the Registrant in order to make a liquidation distribution. The General Partner estimates the final distribution would be in the range of $425 to $445 per unit. It is anticipated the final distribution would be made 60 to 120 days after the transaction closes.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Armored Storage Income Investors
                                            Limited Partnership
                                            By:  Armored Storage One Limited
                                                 Partnership
                                            Its: General Partner


Date   4/16/99                              By  /s/ Dale D. Ulrich
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                                                Dale D. Ulrich
                                                Member, Armored Management, LLC.